SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) January 9, 2003
Credit Suisse First Boston Mortgage Securities Corp.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-77054 (Commission File Number)	13-3320910 (IRS Employer ID Number)
11 Madison Avenue, New York, N.Y.	10010
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	(212) 325-2000
N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

This Current Report on Form 8-K is being filed to file a copy of the Pooling and Servicing Agreement dated as of September 1, 2002, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller, Fairbanks Capital Corp., as servicer and special servicer, and U.S. Bank National Association, as trustee (the “Pooling and Servicing Agreement”), in connection with the issuance by Home Equity Asset Trust 2002-4 of Home Equity Pass-Through Certificates, Series 2002-4.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(q)

Not applicable.

(r)

Not applicable.

(s)

Exhibits:

4.1

Pooling and Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE CORP.

By:

/s/ Brian Simons

Name:

Brian Simons

Title:

Vice President

Dated:  January 9, 2003

EXHIBIT 4.1